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                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes

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Pricing Supplement No. 47                                   Trade Date: 12/04/02
(To Prospectus dated March 22, 2000 and Prospectus          Issue Date: 12/12/02
Supplement dated December 20, 2001)

The date of this Pricing Supplement is December 5, 2002




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
     CUSIP
       or
  Common Code           Principal Amount      Interest Rate       Maturity Date         Price to Public
  -----------           ----------------      -------------       -------------         ---------------
   91131UEV2             $16,112,000.00           4.00%             12/15/09                 100%


Interest Payment
   Frequency                                   Subject to              Dates and terms of redemption
  (begin date)          Survivor's Option      Redemption           (including the redemption price)
----------------        -----------------     -------------         --------------------------------
    1/15/03                    Yes                 Yes                      100% 12/15/03
    monthly                                                            semi-annually thereafter




                          Discounts and
Proceeds to UPS            Commissions         Reallowance            Dealer              Other Terms
---------------            -----------         -----------            ------              -----------
 $15,918,656.00            $193,344.00            $2.00         ABN AMRO Financial
                                                                  Services, Inc.
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